UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		May 8, 2013

HYSTER-YALE MATERIALS HANDLING, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-54799	31-1637659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 LANDERBROOK DRIVE, SUITE 300, CLEVELAND, OHIO		44124-4069
(Address of principal executive offices)		(Zip code)

(440) 449-9600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on May 10, 2013 (the "Original 8-K") by Hyster-Yale Materials Handling, Inc. (the "Company") solely for the purpose of disclosing the Company's Board of Directors' determination with respect to the frequency of shareholder advisory votes on executive compensation. This Form 8-K/A does not amend or modify the Original 8-K in any other respect.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of the Company held on May 8, 2013, the Company's shareholders recommended, on an advisory basis, that the Company's future advisory votes on executive compensation should be held every three years. Consistent with the shareholder recommendation, the Board of Directors of the Company determined that it will hold an advisory vote on executive compensation every three years. The Company is required to hold shareholder advisory votes on the frequency interval every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 24, 2013		HYSTER-YALE MATERIALS HANDLING, INC.

		By:	/s/ Charles A. Bittenbender
Name: Charles A. Bittenbender
Title: Vice President, General Counsel and Secretary